UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2010

VISA INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33977	26-0267673
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 8999 San Francisco, California	94128-8999
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 932-2100

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

In anticipation of investor discussions around payments volume, cross border volume and processed transactions growth at upcoming investor meetings and at the Barclay’s Global Financial Services Conference on Tuesday, September 14, 2010, Visa is providing selected data for July and August 2010.

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In July, U.S. aggregate payments volume growth was positive 14% versus the prior year period. Further broken down, U.S. credit payments volume growth was positive 7% and debit payments volume growth was positive 21%. July cross border volume on a constant dollar basis was 17% over the prior year period. July processed transactions grew positively 16% globally.

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In August, U.S. aggregate payments volume growth was positive 12% versus the prior year period. Further broken down, U.S. credit payments volume growth was positive 5% and debit payments volume growth was positive 18%. August cross border volume on a constant dollar basis was 15% over the prior year period. August processed transactions grew positively 15% globally.

The information in this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISA INC.

Date: September 13, 2010

	By:	/s/ Byron H. Pollitt
Byron H. Pollitt
Chief Financial Officer